SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CAMINUS CORP

                    GABELLI SECURITIES, INC.
                                 4/08/03            8,000-            9.0000
                                 4/07/03            2,000-            8.9620
                                 4/02/03            1,000-            8.8858
                        GABELLI ASSOCIATES LTD
                                 4/08/03          296,260-            9.0000
                                 4/07/03           10,000-            8.9620
                                 4/04/03            8,000-            8.9190
                                 4/03/03            6,000-            8.9020
                                 4/02/03           10,400-            8.8858
                                 4/01/03            8,000-            8.8626
                        GAF II
                                 4/08/03            5,700-            9.0000
                        GABELLI ASSOCIATES FUND
                                 4/08/03          384,139-            9.0000
                                 4/07/03           12,600-            8.9620
                                 4/04/03            5,900-            8.9190
                                 4/03/03            5,000-            8.9020
                    GAMCO INVESTORS, INC.
                                 4/08/03          186,000-            9.0000
                                 4/07/03           10,000-            8.9620
                                 4/04/03            2,000-            8.9190
                                 4/03/03            4,000-            8.9020
                                 4/02/03            3,000-            8.8858
                                 3/21/03           10,000-            8.9100
                    MJG ASSOCIATES, INC.
                        GABELLI FUND, LDC
                                 4/08/03            3,600-            9.0000


(1)	THE DISPOSITIONS ON 4/08/03 WERE IN CONNECTION WITH THE
TENDER OFFER DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO
              SCHEDULE 13D. UNLESS OTHERWISE INDICATED, ALL OTHER
              TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.